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                                                                  Exhibit 99.4.1



Note 15 to the Audited Consolidated Financial Statements

On June 16, 2000, the Company's Board of Directors approved an agreement and plan of merger with R&B Communications Inc. Under the terms of that agreement, the Company will issue approximately 3.7 million shares of its common stock in exchange for 100% of R&B's outstanding common stock. This transaction is subject to regulatory and shareholder approval and will be accounted for using the purchase method of accounting.

R&B has a 21% common ownership interest, along with convertible preferred ownership interest, in the VA Alliance and a 34% common ownership interest in the WV Alliance. The Company has a 21% common ownership interest, along with convertible preferred ownership interest in the VA Alliance, and a 45% common ownership interest in the WV Alliance (See Note 3). As a result of the merger with R&B and other planned increases in common ownership through redemption and conversion of preferred interests, consolidation of the VA Alliance and the WV Alliance will be required concurrent with the closing of the merger.

On May 17, 2000, the Board of Directors approved the acquisition of PrimeCo Personal Communications, L.P., Richmond Major Trading Area (Richmond-Norfolk
PCS) for cash of $407.3 million, the assumption of approximately $20.0 million of lease obligations and the transfer of a limited partnership interest and the assets, licenses and operations of our analog wireless operation, with a combined value of approximately $78.5 million. This acquisition is subject to regulatory approval and will be accounted for using the purchase method of accounting.

The Company plans to obtain financing through issuance of unsecured Senior Notes for $280 million, Subordinated Notes for $95 million, a Senior Secured Credit Facility of up to $325 million and various preferred stock offerings of $250 million. The Company plans to use the proceeds of the financing vehicles to fund the acquisition of Richmond-Norfolk PCS, to repay its existing indebtedness and that of the Alliances, and for future expansion.

Pursuant to a stock purchase agreement, dated May 17, 2000 with telegate AG, a public company in Germany, the Company will sell the capital stock of CFW Information Services, Inc., through which directory assistance operations are conducted. In exchange, the Company will receive $32.0 million in cash and $3.5 million in stock of telegate. This disposition is subject to regulatory approval.
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Note 8 to the Unaudited Interim Audited Consolidated Financial Statements

On June 16, 2000, the Company's Board of Directors approved an agreement and plan of merger with R&B Communications Inc. Under the terms of that agreement, the Company will issue approximately 3.7 million shares of its common stock in exchange for 100% of R&B's outstanding common stock. This transaction is subject to regulatory and shareholder approval and will be accounted for using the purchase method of accounting.

R&B has a 21% common ownership interest, along with convertible preferred ownership interest, in the VA Alliance and a 34% common ownership interest in the WV Alliance. The Company has a 21% common ownership interest, along with convertible preferred ownership interest in the VA Alliance, and a 45% common ownership interest in the WV Alliance (See Note 3). As a result of the merger with R&B and other planned increases in common ownership through redemption and conversion of preferred interests, consolidation of the VA Alliance and the WV Alliance will be required concurrent with the closing of the merger.

On May 17, 2000, the Board of Directors approved the acquisition of PrimeCo Personal Communications, L.P., Richmond Major Trading Area (Richmond-Norfolk
PCS) for cash of $407.3 million, the assumption of approximately $20.0 million of lease obligations and the transfer of a limited partnership interest and the assets, licenses and operations of our analog wireless operation, with a combined value of approximately $78.5 million. This acquisition is subject to regulatory approval and will be accounted for using the purchase method of accounting.

The Company plans to obtain financing through issuance of unsecured Senior Notes for $280 million, Subordinated Notes for $95 million, a Senior Secured Credit Facility of up to $325 million and various preferred stock offerings of $250 million. The Company plans to use the proceeds of the financing vehicles to fund the acquisition of Richmond-Norfolk PCS, to repay its existing indebtedness and that of the Alliances, and for future expansion.

Pursuant to a stock purchase agreement, dated May 17, 2000 with telegate AG, a public company in Germany, the Company will sell the capital stock of CFW Information Services, Inc., through which directory assistance operations are conducted. In exchange, the Company will receive $32.0 million in cash and $3.5 million in stock of telegate. This disposition is subject to regulatory approval.